EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

January 7, 2004

Securities and Exchange Commission
450 West Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

As independent certified public accountants of Direct Response Financial Services, Inc., we hereby consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 15, 2003 and January 2, 2004 in the Registration Statement (Form SB-2) filed with the Securities and Exchange Commission.


                                        /s/ Miller and McCollom

                                        MILLER AND MCCOLLOM, CPAs
                                        4350 Wadsworth Boulevard, Suite 300
                                        Wheat Ridge, Colorado 80033 USA